[EXHIBIT 4.1]
                         FIRST AMENDMENT
                               TO
                   SECURITIES PURCHASE AGREEMENT

     FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this "First Amendment") dated as of May 5, 2003 by and between EAGLE SUPPLY GROUP, INC., a Delaware corporation (the "Company"), JAMES E. HELZER, President of the Company (the "Purchaser"), and TDA INDUSTRIES, INC., a New York corporation ("TDA").

                          RECITALS

     WHEREAS, the Company and the Purchaser entered into a Securities Purchase Agreement, dated as of February 6, 2003 (the "Original Securities Purchase Agreement"), whereby the Company issued and sold to the Purchaser 1,000,000 shares of Common Stock and Warrants to purchase 1,000,000 shares of Common Stock for an aggregate purchase price of $1,000,000;

     WHEREAS, the Common Stock is listed for quotation on the Nasdaq SmallCap Market;

     WHEREAS, the parties to the Original Securities Purchase Agreement believed that the transactions contemplated by the Original Securities Purchase Agreement satisfied applicable Nasdaq rules and interpretations and did not require prior stockholder approval, upon review of the Original Securities Purchase Agreement and Warrant Nasdaq determined that the approval of the Company's stockholders is required prior to: (i) the adjustment of the exercise price of the Warrants below $0.875 per Warrant Share, and (ii) the Purchaser's exercise of the Warrants with respect to Warrant Shares exceeding 811,090 Warrant Shares (collectively, the "Nasdaq Shareholder Approval Proposals");

     WHEREAS, as an inducement to the Purchaser to enter into this First Amendment, TDA has agreed to vote all shares of Common Stock held by TDA in favor of the Nasdaq Shareholder Approval Proposals when the vote of the Company's stockholders is solicited with respect to the Nasdaq Shareholder Approval Proposals; and

     WHEREAS, upon the recommendation of Nasdaq the Company, the Purchaser and TDA now desire to amend the Securities Purchase
Agreement on the terms and conditions set forth in this First
Amendment (the Original Securities Purchase Agreement, as amended by this First Amendment, is referred to herein as the "Agreement").

     NOW, THEREFORE, in consideration of the above and mutual representations, warranties, covenants, and agreements herein contained, the parties hereby agree as follows:

     1.      Representations and Warranties.

             (a) The caption "Section 4.3 Capitalization" of the Original Securities Purchase Agreement shall be deleted and replaced by "Section 4.4 Capitalization."



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             (b)  The Original Securities Purchase Agreement
     is hereby amended by adding a new section 4A immediately following Section 4 of the Agreement which reads as follows:

             "4A.    Representations and Warranties of TDA.
                     TDA hereby represents and warrants to the Purchaser as follows:

                     4A.1    Organization.  TDA is a
                     corporation duly organized, validly
                     existing, and in good standing under
                     the laws of the State of New York.

                     4A.2    Authority.  The execution,
                     delivery and performance of this
                     Agreement and the transactions
                     contemplated thereby have been duly
                     authorized by all necessary corporate
                     action on the part of TDA.  This
                     Agreement has been duly executed and
                     delivered by TDA and constitutes a
                     valid and binding obligation of TDA.

                     4A.3    Beneficial Ownership of Common
                     Stock.  TDA is the beneficial owner of
                     5,300,000 shares of Common Stock and
                     has sole dispositive and voting power
                     with respect to such shares, free and
                     clear of all Liens, including, without
                     limitation, any restrictions on the
                     right to vote such shares.

                     4A.4    Non-Contravention.  The
                     execution, delivery and performance of
                     this Agreement by TDA and the
                     consummation by TDA of the
                     transactions contemplated by this
                     Agreement do not and will not conflict
                     with or result in a breach by TDA of
                     any of the terms or provisions of, or
                     constitute a default under (a) the
                     certificate of incorporation or other
                     charter document and by-laws of TDA,
                     each as currently in effect, (b) any
                     material indenture, mortgage, deed of
                     trust, or other material agreement or
                     instrument to which TDA is a party or
                     by which it or any of its properties
                     or assets are bound, or (c) to its
                     knowledge, any existing applicable
                     law, rule, or regulation or any
                     applicable decree, judgment, or order
                     of any court, United States federal or
                     state regulatory body, administrative
                     agency, or other governmental body
                     having jurisdiction over TDA or any of
                     its assets; except in the case of
                     Section 4A.4(b) and 4A.4(c) hereof for
                     conflicts, breaches, or defaults that
                     would not have a material adverse
                     effect on TDA."




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     2.  Other Agreements and Covenants.    Section 6 of the Original
Securities Purchase Agreement is hereby amended by adding a new
Section 6.5 and Section 6.6 as follows:

                     "6.5    Stockholder Vote.  The Company hereby
                     agrees and covenants to the Purchaser that it will seek a vote of the stockholders of the Company to approve the Nasdaq
                     Shareholder Approval Proposals as soon as practicable following the filing of the Company's Form 10-Q for the quarter ended March 31, 2003.

                     6.6     TDA Voting Agreement.  TDA hereby
                     agrees and covenants to the Purchaser that it will (i) support any Company action to call for a stockholder vote on the Nasdaq Shareholder Approval Proposals as soon as practicable following the date hereof, and
                     (ii) vote all of the shares of Common Stock beneficially owned by TDA ("TDA Shares") in favor of the Nasdaq Shareholder Approval Proposals.

     3.  Miscellaneous.

         Section 10.1 of the Original Securities Purchase Agreement is hereby amended:

         (a) by deleting the phrase "If to Purchasers" and by inserting in lieu thereof, the phrase "If to Purchaser", and

         (b) by deleting the reference to Marilyn Helzer.

     4. Defined Terms. All terms that are capitalized herein, but which are not otherwise defined herein by this First Amendment shall have the meaning ascribed to them in the Original Securities Purchase Agreement.

     5. Inconsistent Provisions. All provisions of the Original Securities Purchase Agreement that have not been amended by this First Amendment shall remain in full force and effect. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Original Securities Purchase Agreement and this First Amendment, the provisions of this First Amendment shall control and be binding.

     6. Counterparts. This First Amendment may be executed in one or more counterparts, all of which taken together shall constitute a single instrument. Execution and delivery may be by facsimile transmission.

     7. Effective Date. Each of the parties hereto hereby agrees that upon execution of this First Amendment the changes to the Original Securities Purchase Agreement contained herein shall be effective as of February 6, 2003.


                   [Signatures on Following Page]



                                   3

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	IN WITNESS WHEREOF, each of the parties hereto has caused this
First Amendment to be executed on its behalf.


                                   THE COMPANY

                                   EAGLE SUPPLY GROUP, INC.
                                     a Delaware corporation



                                   By: /s/ Douglas P. Fields
                                      -------------------------------
                                      Douglas P. Fields,
                                      Chief Executive Officer


                                   PURCHASER

                                   James E. Helzer, Individually


                                   /s/ James E. Helzer
                                   -----------------------------------
                                   James E. Helzer



                                   TDA INDUSTRIES, INC.,
                                     a New York corporation


                                   By: /s/ Douglas P. Fields
                                      --------------------------------
                                      Douglas P. Fields,
                                      President and Chief Executive
                                      Officer




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